EXHIBIT 23.1
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                    CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                            INDEPENDENT ACCOUNTANTS


The Board of Directors
Sunrise Technologies International, Inc.

      We consent to the incorporation by reference in the registration statement of Sunrise Technologies International, Inc. on Amendment No.
<Strikeout>2</Strikeout>    3     to Form S-3 of our report dated
February 19, 1999, on our audits of the consolidated financial statements and financial statement schedule of Sunrise Technologies International, Inc. as of December 31, 1998 and 1997 and for the years ended December 31, 1998 and 1997, which reports are included in the Annual Report on Form 10-K/A. We also consent to the reference to our firm under the caption "Experts."


                               /s/ PricewaterhouseCoopers LLP


San Jose, CA
June <Strikeout>2</Strikeout>    16    , 1999